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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) SEPTEMBER 8, 2005


                                  NETGURU, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         DELAWARE                    000-28560                   22-2356861
         --------                    ---------                   ----------
(State or other jurisdiction        (Commission                (IRS Employer
    of incorporation)               File Number)             Identification No.)

             22700 SAVI RANCH PARKWAY, YORBA LINDA, CALIFORNIA 92887
             -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (714) 974-2500

                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR
           STANDARD; TRANSFER OF LISTING.

         netGuru's common stock currently is quoted and trades on The Nasdaq SmallCap Market. With certain enumerated exceptions, Nasdaq Marketplace Rule 4350(i)(1)(A) generally requires that netGuru obtain stockholder approval when netGuru establishes or materially amends a stock option or purchase plan or other equity compensation arrangement pursuant to which stock may be acquired by officers, directors, employees or consultants. Also, Nasdaq Marketplace Rule 4310(c)(17)(A) requires that netGuru file a Notification Form: Listing of Additional Shares prior to establishing or materially amending any such plan or arrangement.

         On September 8, 2005, netGuru verbally notified Nasdaq that netGuru intended to file with Nasdaq a late Notification Form: Listing of Additional Shares and to seek required stockholder approval or ratification of issuances of equity securities that were made in the following private transactions governed by Rule 4350(i)(1)(A):

         o In January 2004, netGuru issued 10,000 shares of common stock with an aggregate fair market value of $13,000 to Garret Vreeland, a former director, for director services rendered.

         o In February 2005, netGuru issued to the following persons immediately-vested five-year non-qualified stock options to purchase shares of common stock at a per share exercise price of $1.12 (the closing sale price of a share of netGuru's common stock on the day immediately preceding the date of grant) in consideration for software consulting services rendered. netGuru also paid cash for their services.

                  Name                                 Shares Underlying Options
                  ----                                 -------------------------

                  Igor Aleksandrov...................          1,200
                  Vladimir Startsev..................          1,800
                  Alexander Pavlyuk..................            900
                  Sergey Kuznetsov...................            750
                  Alexey Kopylov.....................            660
                  Eugeny Panov.......................            380
                  Arkadiy Ivanov.....................            300

         As of September 8, 2005, netGuru entered into option agreement amendments with the software consultants named above. The amendments revised the option agreements so that the options would vest and become exercisable in full immediately following stockholder approval or ratification of the issuance of the options.

         As of September 8, 2005, netGuru also entered into an agreement regarding equity compensation with Mr. Vreeland. The agreement provides that the shares issued to Mr. Vreeland as described above may not be transferred or voted and shall not be entitled to receive any dividends that may be declared by netGuru unless and until such transfer, voting or receipt of dividends is permitted by and in compliance with all applicable laws, rules and regulations, including without limitation, the Nasdaq Marketplace Rules.


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         netGuru intends to seek at its 2005 annual meeting of stockholders, stockholder ratification of the issuances of equity securities in the above-described transactions.

         On September 12, 2005, netGuru submitted to Nasdaq a late Notification
Form: Listing of Additional Shares and additional supporting materials describing the actions netGuru has taken or intends to take in order to regain compliance with Nasdaq Marketplace Rules 4350(i)(1)(A) and 4310(c)(17)(A) in conjunction with its 2005 annual meeting of stockholders. netGuru is awaiting a formal response from Nasdaq but believes that the actions taken or to be taken will remedy the deficiencies described above.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 14, 2005           NETGURU, INC.

                                    By: /S/ BRUCE K. NELSON
                                        ----------------------------------------
                                        Bruce K. Nelson, Chief Financial Officer





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